  Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-293635
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 23, 2026)
$5,000,000,000
Ecolab Inc.
$1,200,000,000 4.600% Notes due 2029
$900,000,000 4.800% Notes due 2031
$1,500,000,000 5.150% Notes due 2033
$1,400,000,000 5.350% Notes due 2036
Ecolab Inc. is offering $1,200,000,000 aggregate principal amount of 4.600% notes due 2029 (the “2029 notes”), $900,000,000 aggregate principal amount of 4.800% notes due 2031 (the “2031 notes”), $1,500,000,000 aggregate principal amount of 5.150% notes due 2033 (the “2033 notes”) and $1,400,000,000 aggregate principal amount of 5.350% notes due 2036 (the “2036 notes” and, together with the 2029 notes, the 2031 notes and the 2033 notes, the “notes”). The 2029 notes will bear interest at a rate of 4.600% per year and will mature on June 15, 2029. The 2031 notes will bear interest at a rate of 4.800% per year and will mature on June 15, 2031. The 2033 notes will bear interest at a rate of 5.150% per year and will mature on June 15, 2033. The 2036 notes will bear interest at a rate of 5.350% per year and will mature on June 15, 2036. Interest on the notes will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning December 15, 2026.
We may redeem the notes of any series at our option, in whole at any time or in part from time to time, at the applicable redemption prices described under “Description of the Notes — Optional Redemption.” If a change of control repurchase event as described herein occurs with respect to a series of notes, unless we have exercised our option to redeem the notes of that series, we will be required to offer to repurchase the notes of that series at the price described under “Description of the Notes — Offer to Repurchase upon a Change of Control Repurchase Event.”
On March 20, 2026, we entered into a definitive agreement (the “Merger Agreement”) to acquire Frigeo Holdings LLC (“CoolIT Systems” and such transaction, the “CoolIT Systems Acquisition”). We intend to use a portion of the net proceeds from this offering to fund the CoolIT Systems Acquisition. See “Use of Proceeds.”
This offering is not contingent on the completion of the CoolIT Systems Acquisition, which, if completed, will occur subsequent to the completion of this offering. However, if (i) the CoolIT Systems Acquisition is not completed on or prior to the later of (x) September 16, 2026 or (y) such later date to which the end date under the Merger Agreement as in effect on the closing date of this offering may be extended in accordance with the terms thereof (such later date, the “Special Mandatory Redemption End Date”), (ii) prior to the Special Mandatory Redemption End Date, the Merger Agreement is terminated or (iii) we otherwise notify the trustee that we will not pursue the completion of the CoolIT Systems Acquisition, we will be required to redeem the 2029 notes, the 2031 notes and the 2033 notes (collectively, the “SMR notes”), at a special mandatory redemption price equal to 101% of the principal amount of the SMR notes to be redeemed plus accrued and unpaid interest thereon to, but excluding the Special Mandatory Redemption Date (as defined herein). See “Description of the Notes — Special Mandatory Redemption.”
The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior indebtedness from time to time outstanding. The notes of each series will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Investing in the notes involves risks that are described under “Risk Factors” beginning on page S-5 of this prospectus supplement and the risks discussed in the documents we file with the U.S. Securities and Exchange Commission.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Public Offering Price(1)	Underwriting Discount	Proceeds, before expenses, to Us
Per 2029 Note	99.958%	0.350%	99.608%
Total	$1,199,496,000	$4,200,000	$1,195,296,000
Per 2031 Note	99.820%	0.600%	99.220%
Total	$898,380,000	$5,400,000	$892,980,000
Per 2033 Note	99.898%	0.625%	99.273%
Total	$1,498,470,000	$9,375,000	$1,489,095,000
Per 2036 Note	99.712%	0.650%	99.062%
Total	$1,395,968,000	$9,100,000	$1,386,868,000

(1)
Plus accrued interest from May 29, 2026, if settlement occurs after that date.

The notes will not be listed on any securities exchange, and there is currently no public market for the notes.
The underwriters expect to deliver the notes to purchasers in book-entry form only through The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, on or about May 29, 2026.
Joint Book-Running Managers
Citigroup	Barclays	BofA Securities	Wells Fargo Securities
Goldman Sachs & Co. LLC	J.P. Morgan	SMBC Nikko	US Bancorp
Co-Managers
Morgan Stanley	Santander	Standard Chartered Bank
Bridgeway Securities	Loop Capital Markets
The date of this prospectus supplement is May 19, 2026.

Prospectus Supplement
Prospectus
No person is authorized to give any information or to make any representations other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and in any free writing prospectus we have authorized, and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any such free writing prospectus is correct as of any time subsequent to the date of such information.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer or a solicitation on our behalf or by the underwriters to subscribe to or purchase any of the notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting (Conflicts of Interest).”

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which contains the specific terms of this offering of notes and certain other matters relating to Ecolab. The second part is the prospectus dated February 23, 2026, which is part of our registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) and contains more general information about, among other things, debt securities we may offer from time to time, some of which does not apply to this offering of notes.
This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to both parts of this document combined.
You will find more information about us in the prospectus. Any statements made in this prospectus supplement or the accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. It is important for you to read and consider all information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in the notes. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in the prospectus accompanying this prospectus supplement.
Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to “Ecolab,” “we,” “our,” “us,” “the Company” or similar references are to Ecolab Inc. and its consolidated subsidiaries.

S-ii

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are available under SEC File No. 1-9328. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, including Ecolab, that file electronically with the SEC at http://www.sec.gov.
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus. Information that we file subsequent to the date of this prospectus supplement with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the initial filing of this prospectus supplement and prior to the time that we sell all of the securities offered by this prospectus supplement and the accompanying prospectus:
•
our Annual Report on Form 10-K for the year ended December 31, 2025 (including the portions of our definitive proxy statement for the 2026 annual meeting of stockholders, filed on March 20, 2026, specifically incorporated by reference into Part III thereof);

•
our Quarterly Report on Form 10-Q for the period ended March 31, 2026; and

•
our Current Reports on Form 8-K filed with the SEC on February 10, 2026 (Item 2.05 only), February 23, 2026, February 25, 2026 (Item 5.02 only), April 15, 2026 and May 11, 2026.

We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K into this filing or any future filings, unless specifically stated otherwise. You may obtain copies, without charge, of documents incorporated by reference into this prospectus supplement and the accompanying prospectus, by requesting them in writing or orally. To receive any such copy, call or write:
Ecolab Inc.
1 Ecolab Place
St. Paul, Minnesota 55102
Attn: Corporate Secretary 1-800-232-6522
Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference into this prospectus supplement and the accompanying prospectus.
General information about us, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.ecolab.com/investor as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus supplement or the accompanying prospectus or our other securities filings.

S-iii

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein by reference, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. In this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, we discuss expectations regarding our business, financial condition and results of operations. These forward-looking statements include, but are not limited to, statements regarding our business performance and prospects; expectations concerning timing, amount and type of restructuring costs and savings from restructuring activities; Russian operations; working capital; capital investments, acquisitions and share repurchases; amortization expense; non-performance of financial counterparties; payments and contributions to pension and postretirement health care benefit plans; the impact of lawsuits, claims and environmental matters; impact of new accounting pronouncements and tax laws; cash flows, borrowing capacity and funding of cash requirements, including repayment of debt; payments related to uncertain tax positions; and implementation of ERP system upgrade. Without limiting the foregoing, words or phrases such as “will likely result,” “are expected to,” “will be,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast” (including the negative or variations thereof) or similar terminology, generally identify forward-looking statements. Forward-looking statements may also represent challenging goals for us. These statements, which represent our expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such forward-looking statements. In particular, the ultimate results of any restructuring or efficiency initiative, integration and business improvement actions, including cost synergies, depend on a number of factors, including the development of final plans, the impact of local regulatory requirements regarding employee terminations, the time necessary to develop and implement the restructuring or efficiency initiative and other business improvement initiatives and the level of success achieved through such actions in improving competitiveness, efficiency and effectiveness. We caution that undue reliance should not be placed on such forward-looking statements, which speak only as of the date made.
Additional risks and uncertainties that could cause results to differ materially from those expressed in any forward-looking statements are discussed in “Risk Factors” in this prospectus supplement, and in Part I, Item 1A, entitled “Risk Factors,” in our Annual Report on Form 10-K for the period ended December 31, 2025, which is incorporated by reference herein, and in our other public filings, and include the impact of economic factors such as the worldwide economy, interest rates, foreign currency risk, reduced sales and earnings in our international operations resulting from the weakening of local currencies versus the U.S. dollar, demand uncertainty, supply chain challenges and inflation; the vitality of the markets we serve; exposure to global economic, political and legal risks related to our international operations, including international trade policies, geopolitical instability and the escalation of armed conflicts; our ability to successfully execute organizational change and management transitions; information technology infrastructure failures or breaches in data security; difficulty in procuring raw materials or fluctuations in raw material costs; the occurrence of severe public health outbreaks not limited to COVID-19; our ability to acquire complementary businesses and to effectively integrate such businesses; our ability to execute key business initiatives; our ability to successfully compete with respect to value, innovation and customer support; our increasing reliance on artificial intelligence technologies in our products, services and operations; pressure on operations from consolidation of customers or vendors; restraints on pricing flexibility due to contractual obligations and our ability to meet our contractual commitments; the costs and effects of complying with laws and regulations, including those relating to the environment, climate change standards, and to the manufacture, storage, distribution, sale and use of our products, as well as to the conduct of our business generally, including labor and employment and anti-corruption; potential chemical spill or release; our commitments, goals, targets, objectives and initiatives related to sustainability; potential to incur significant tax liabilities or indemnification liabilities relating to the separation and split-off of our ChampionX business; the occurrence of litigation or claims, including class action lawsuits; the loss or insolvency of a major customer or distributor; repeated or prolonged government and/or business shutdowns or similar events; acts of war or terrorism; natural or man-made disasters; water shortages; severe weather conditions; changes in tax laws and unanticipated tax liabilities; potential loss of deferred tax assets; our indebtedness, and any failure to comply with covenants that apply to our indebtedness; potential losses

S-iv

arising from the impairment of goodwill or other assets; and other uncertainties or risks reported from time to time in our reports to the SEC. There can be no assurances that our earnings levels will meet investors’ expectations.
You should carefully consider all of the information in or incorporated by reference into this prospectus supplement and the accompanying prospectus prior to investing in the notes. Except as may be required under applicable law, we do not undertake, and expressly disclaim, any duty to update our forward-looking statements.

S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. It does not contain all of the information that may be important to you in making a decision whether or not to purchase notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents filed with the SEC that are incorporated by reference herein and therein before investing in the notes. You should also carefully consider the matters discussed in the section entitled “Risk Factors” in this prospectus supplement and in Item 1A, entitled “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2025, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Ecolab’s Business
Ecolab is a global leader in water, hygiene and infection prevention solutions and services that protect people and vital resources. We deliver comprehensive solutions, data-driven insights and personalized service to advance food safety, maintain clean and safe environments, optimize water and energy use and improve operational efficiencies and sustainability for customers in the food, healthcare, high-tech, life sciences, hospitality and industrial markets in more than 170 countries. Our cleaning and sanitizing programs and products and pest elimination services support customers in the foodservice, food and beverage processing, hospitality, healthcare, government and education, retail, textile care and commercial facilities management sectors. Our products and technologies are also used in water treatment, pollution control, energy conservation, refining, primary metals manufacturing, papermaking, mining and other industrial processes.
Corporate Information
Our principal executive offices are located at 1 Ecolab Place, St. Paul, Minnesota 55102. Our telephone number at our principal executive offices is 1-800-232-6522. Our Internet website address is www.ecolab.com. The information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.
Recent Developments
On March 20, 2026, we entered into a definitive agreement to acquire CoolIT Systems, a high-growth, high-margin leader in liquid cooling technology for next-gen artificial intelligence data centers, for aggregate cash consideration of approximately $4.75 billion, subject to certain customary closing adjustments. We intend to use a portion of the net proceeds from this offering to fund the CoolIT Systems Acquisition. See “Use of Proceeds.” We expect the CoolIT Systems Acquisition to close in the third quarter of 2026, subject to the receipt of regulatory approvals and satisfaction of other customary closing conditions. This offering is not contingent on the completion of the CoolIT Systems Acquisition, which, if completed, will occur subsequent to the completion of this offering. However, if (i) the CoolIT Systems Acquisition is not completed on or prior to the Special Mandatory Redemption End Date, (ii) prior to the Special Mandatory Redemption End Date, the Merger Agreement is terminated or (iii) we otherwise notify the trustee that we will not pursue the completion of the CoolIT Systems Acquisition, we will be required to redeem the SMR notes at a special mandatory redemption price equal to 101% of the principal amount of the SMR notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Special Mandatory Redemption Date. See “Description of the Notes — Special Mandatory Redemption.”
On April 10, 2026, we entered into a term credit agreement (the “Credit Agreement”) with various financial institutions, as lenders, and Citibank, N.A., as administrative agent, providing for a $4.75 billion unsecured committed delayed draw term loan credit facility. Under the terms of the Credit Agreement, we may only use the proceeds of loans under the Credit Agreement to (a) finance the CoolIT Systems Acquisition and repay certain existing indebtedness of CoolIT Systems and (b) pay fees, costs and expenses incurred in connection with the CoolIT Systems Acquisition and the transactions contemplated by the Credit Agreement. Commitments under the Credit Agreement will be automatically and permanently reduced by an amount equal to 100% of the commitments in respect of any qualifying term loan facility (including the issuance of the notes offered hereby) entered into prior to the completion of the CoolIT Systems Acquisition. Given this automatic reduction, as of the date of this prospectus supplement, we do not anticipate using any of the commitments under the Credit Agreement.

The Offering
The following summary describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. This summary does not contain all the information that may be important to you. For a more complete understanding of the notes, see “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. In this section, “Ecolab,” “we,” “us” and “our” are references to Ecolab Inc. only and not to any of its subsidiaries.
Issuer
Ecolab Inc.
Securities Offered
$1,200,000,000 aggregate principal amount of 4.600% notes due 2029.
$900,000,000 aggregate principal amount of 4.800% notes due 2031.
$1,500,000,000 aggregate principal amount of 5.150% notes due 2033.
$1,400,000,000 aggregate principal amount of 5.350% notes due 2036.
Maturity
The 2029 notes will mature on June 15, 2029.
The 2031 notes will mature on June 15, 2031.
The 2033 notes will mature on June 15, 2033.
The 2036 notes will mature on June 15, 2036.
Interest
The interest rate per annum on the 2029 notes will be 4.600%.
The interest rate per annum on the 2031 notes will be 4.800%.
The interest rate per annum on the 2033 notes will be 5.150%.
The interest rate per annum on the 2036 notes will be 5.350%.
Interest on the notes will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning December 15, 2026.
Optional Redemption
We may redeem any series of the notes at any time prior to the applicable Par Call Date (as defined herein) at any time in whole or from time to time in part, in each case at our option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(i)
100% of the principal amount of the applicable series of notes to be redeemed; and

(ii)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the applicable series of notes to be redeemed matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein), plus 10 basis points, in the case of the 2029 notes, 10 basis points, in the case of the 2031 notes, 15 basis points, in the case of the 2033 notes, and 15 basis points, in the case of the 2036 notes, less (b) interest accrued to the applicable redemption date, plus, in either case, accrued and unpaid interest, if any, to but excluding the redemption date.

In addition, at any time and from time to time, on or after the applicable Par Call Date, we may redeem any series of the notes at our option at a redemption price equal to 100% of the principal amount of the applicable series of notes to be redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date.
See “Description of the Notes — Optional Redemption.”
Special Mandatory
Redemption
This offering is not contingent upon the completion of the CoolIT Systems Acquisition. However, if (i) the CoolIT Systems Acquisition is not completed on or prior to the Special Mandatory Redemption End Date, (ii) prior to the Special Mandatory Redemption End Date, the Merger Agreement is terminated or (iii) we otherwise notify the trustee that we will not pursue the completion of the CoolIT Systems Acquisition, we will be required to redeem the SMR notes at a special mandatory redemption price equal to 101% of the principal amount of the SMR notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Special Mandatory Redemption Date. See “Description of the Notes — Special Mandatory Redemption.”
Offer to Repurchase upon a Change of Control Repurchase Event
If we experience a “Change of Control Repurchase Event” (as defined below) with respect to a series of notes, unless we have exercised our option to redeem the applicable series of notes in whole, we will be required to offer to purchase the notes of such series at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of repurchase. See “Description of the Notes — Offer to Repurchase upon a Change of Control Repurchase Event.”
Priority
The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior indebtedness. The notes will be effectively junior to any existing or future secured indebtedness of ours to the extent of the value of the assets securing such indebtedness. As a holding company, our cash flow and our ability to pay our debt depends, in part, on the amount of cash that we receive from our subsidiaries. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors. As of March 31, 2026, as adjusted to give effect to the issuance of the notes, we had approximately $13.4 billion of indebtedness outstanding on a consolidated basis, of which $148.6 million of subsidiary indebtedness was structurally senior to the notes.
Restrictive Covenants
The indenture governing the notes contains certain restrictions, including restricting our ability and the ability of certain of our subsidiaries to create or incur secured indebtedness. Certain sale and leaseback transactions are similarly restricted. See “Description of the Notes — Certain Covenants of the Company.”
Use of Proceeds
We intend to use the net proceeds we receive from the sale of the notes to fund the CoolIT Systems Acquisition and for general corporate purposes, which may include, without limitation, the repayment of commercial paper or other indebtedness. See “Use of Proceeds.” To the extent that net proceeds from this offering are applied to repay outstanding commercial paper or other indebtedness held by any of the underwriters or their respective affiliates, they will receive proceeds of this offering through such repayment. If 5% or more of the net proceeds of this offering (not including the underwriting discounts) is used to repay such commercial paper or other indebtedness held by the underwriters or their respective affiliates, this offering will be conducted in accordance with Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Conduct Rules. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”
Further Issues
We may from time to time, without notice to or the consent of the holders of the notes of any series offered hereby, create and issue additional debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) and ranking equally and ratably with the notes of any series offered hereby, as described under “Description of the Notes — General.” Any additional debt securities having such similar terms, together with the notes of any series offered hereby, will constitute a single series under the indenture.
Form and Denomination
We will issue the notes of each series in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the notes of each series will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking S.A. and Euroclear Bank SA/NV will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes of each series will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes of each series will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Risk Factors
Investing in the notes involves risks. See “Risk Factors” for a description of certain risks you should particularly consider before investing in the notes.
Trustee
Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association).
Governing Law
State of New York.

RISK FACTORS
You should carefully consider the following risk factors, the risk factors described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, and the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, before investing in the notes. These risks and uncertainties are not the only ones we face. There may be other risks that a prospective investor should consider that are relevant to such investor’s own particular circumstances or generally.
The incurrence of additional indebtedness, including pursuant to this offering, could adversely affect us, including by decreasing our business flexibility and increasing our interest expense.
As of March 31, 2026, our consolidated indebtedness was approximately $8.5 billion and, as adjusted to give effect to the issuance of the notes, was approximately $13.4 billion. This increase in our indebtedness may, among other things, reduce our flexibility to respond to changing business and economic conditions or to fund capital expenditures or working capital needs. In addition, the amount of cash required to pay interest on our indebtedness following completion of this offering, and thus the demands on our cash resources, may materially increase as a result of this offering.
The notes are our senior unsecured obligations and structurally subordinated to the existing and future liabilities of our subsidiaries.
The notes are our senior unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other existing and future senior and unsubordinated obligations. The notes are not secured by any of our assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.
We are a holding company and our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to meet our payment obligations on the notes, whether in the form of dividends, distributions, loans or other payments. In addition, any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of such subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our right as a creditor would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior in right of payment to that held by us. As of March 31, 2026, as adjusted to give effect to the issuance of the notes, we had approximately $13.4 billion of indebtedness outstanding on a consolidated basis, of which $148.6 million of subsidiary indebtedness was structurally senior to the notes.
Negative covenants in the indenture will have a limited effect.
The indenture governing the notes contains only limited negative covenants that apply to us and certain of our subsidiaries. These covenants do not limit the amount of additional debt that we may incur and do not require us to maintain any financial ratios or specific levels of worth, revenues, income, cash flows or liquidity. Accordingly, the indenture does not protect holders of the notes in the event we experience significant adverse changes in our financial condition or results of operations. In light of the limited negative covenants applicable to the notes, holders of the notes may be structurally or contractually subordinated to new lenders.
Our credit ratings may not reflect all risks of your investments in the notes.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.
Each series of notes is a new issue of securities for which there currently is no established trading market. We do not intend to list any series of notes on a national securities exchange. While the underwriters of the notes have advised us that they currently intend to make a market in the notes of each series, the underwriters will not be obligated to do so and may stop their market making at any time. No assurance can be given:
•
that a market for the notes will develop or continue;

•
as to the liquidity of any market that does develop; or

•
as to your ability to sell your notes or the price at which you may be able to sell your notes.

We may not be able to repurchase the notes upon a change of control.
Upon the occurrence of a Change of Control Repurchase Event, each holder of the applicable series of notes will have the right to require us to repurchase all or any part of such holder’s notes, with respect to a series of notes, at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of repurchase. The terms of our existing credit facilities and other financing arrangements may require repayment of amounts outstanding in the event of a change of control and limit our ability to fund the repurchase of the notes of such series in certain circumstances. If we experience a Change of Control Repurchase Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the applicable series of notes. Our failure to repurchase the applicable series of notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the applicable series of notes.
Upon the occurrence of certain specified events, we will be required to redeem the SMR notes then outstanding at the special mandatory redemption price, and you may not obtain your expected return on the redeemed SMR notes.
Our ability to complete the CoolIT Systems Acquisition is subject to the receipt of regulatory approvals, the satisfaction of other customary closing conditions and other matters over which we have limited or no control, and we may not be able to complete the CoolIT Systems Acquisition prior to the Special Mandatory Redemption End Date or at all.
If (i) the CoolIT Systems Acquisition is not completed on or prior to the Special Mandatory Redemption End Date, (ii) prior to the Special Mandatory Redemption End Date, the Merger Agreement is terminated or (iii) we otherwise notify the trustee that we will not pursue the completion of the CoolIT Systems Acquisition, we will be required to redeem the SMR notes then outstanding at a special mandatory redemption price equal to 101% of the principal amount of the SMR notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Special Mandatory Redemption Date. See “Description of the Notes — Special Mandatory Redemption.” If we redeem the SMR notes pursuant to the provisions relating to the special mandatory redemption, you may not obtain your expected return on the SMR notes being redeemed and may not be able to reinvest the proceeds from the special mandatory redemption in a comparable security at an effective interest rate as high as the interest rate on your SMR notes being redeemed. Holders of the SMR notes will have no right to opt out of the special mandatory provisions of the SMR notes. In addition, because the SMR notes are subject to special mandatory redemption, the trading prices of the SMR notes (if active trading markets for the SMR notes develop, which they may not) may be negatively affected and may not reflect the financial results of our business or macroeconomic factors. You will have no rights under any provisions relating to special mandatory redemption if the CoolIT Systems Acquisition is completed on or prior to the Special Mandatory Redemption End Date, nor will you have a right to require us to repurchase your SMR notes if, between the closing of this offering and the completion of the CoolIT Systems Acquisition, we experience any changes (including any material adverse changes) in our business or financial condition or if the terms of the CoolIT Systems Acquisition or financing thereof change (including in material respects).
The 2036 notes will not be subject to the Special Mandatory Redemption, and such notes will remain outstanding even if the CoolIT Systems Acquisition is not completed.

USE OF PROCEEDS
We estimate that the net proceeds to us from the sale of the notes will be approximately $4.95 billion (after deducting the underwriting discounts and our offering expenses). We intend to use the net proceeds we receive from the sale of the notes to fund the CoolIT Systems Acquisition and for general corporate purposes, which may include, without limitation, the repayment of commercial paper or other indebtedness. To the extent that net proceeds from this offering are applied to repay outstanding commercial paper or other indebtedness held by any of the underwriters or their respective affiliates, they will receive proceeds of this offering through such repayment. If 5% or more of the net proceeds of this offering (not including the underwriting discounts) is used to repay such commercial paper or other indebtedness held by the underwriters or their respective affiliates, this offering will be conducted in accordance with Rule 5121 of the FINRA Conduct Rules. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”
If (i) the CoolIT Systems Acquisition is not completed on or prior to the Special Mandatory Redemption End Date, (ii) prior to the Special Mandatory Redemption End Date, the Merger Agreement is terminated or (iii) we otherwise notify the trustee that we will not pursue the completion of the CoolIT Systems Acquisition, then we expect to use a portion of the net proceeds from this offering to redeem the SMR notes at the special mandatory redemption price, as described under “Description of the Notes — Special Mandatory Redemption.” In that instance, the 2036 notes will remain outstanding, and we intend to use the remaining net proceeds of such notes for general corporate purposes as described above.

CAPITALIZATION
The following table sets forth, as of March 31, 2026, our cash and cash equivalents, short-term debt and total long-term debt and stockholders’ equity on an actual basis and as adjusted to give effect to the issuance of the notes. You should read the information in this table in conjunction with “Use of Proceeds” and our consolidated financial statements and related notes thereto included in our Quarterly Report on Form 10-Q for the period ended March 31, 2026 and incorporated by reference into this prospectus supplement and the accompanying prospectus.
	As of March 31, 2026
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents	$519.8	$5,470.6
Short-term debt:
Commercial paper	$300.0	$300.0
Notes payable	8.6	8.6
Long-term debt, current maturities	1,264.6	1,264.6
Total short-term debt	$1,573.2	$1,573.2
Long-term debt:
2.700% senior notes due 2026	$747.9	$747.9
3.250% senior notes due 2027	482.4	482.4
1.650% senior notes due 2027	499.3	499.3
5.250% senior notes due 2028	497.4	497.4
4.300% senior notes due 2028	497.0	497.0
4.800% senior notes due 2030	669.5	669.5
1.300% senior notes due 2031	571.0	571.0
2.125% senior notes due 2032	646.5	646.5
5.000% senior notes due 2035	495.2	495.2
5.500% senior notes due 2041	385.3	385.3
3.700% senior notes due 2046	197.6	197.6
3.950% senior notes due 2047	430.1	430.1
2.125% senior notes due 2050	491.8	491.8
2.700% senior notes due 2051	840.2	840.2
2.750% senior notes due 2055	544.0	544.0
4.600% senior notes due 2029 offered hereby	—	1,192.1
4.800% senior notes due 2031 offered hereby	—	890.5
5.150% senior notes due 2033 offered hereby	—	1,485.1
5.350% senior notes due 2036 offered hereby	—	1,383.1
Finance lease obligations and other	191.9	191.9
Long-term debt, current maturities	(1,264.6)	(1,264.6)
Total long-term debt	$6,922.5	$11,873.3
Equity:
Common stock	$370.2	$370.2
Additional paid-in capital	7,643.7	7,643.7
Retained earnings	13,060.5	13,060.5
Accumulated other comprehensive loss	(1,626.1)	(1,626.1)
Treasury stock	(9,444.4)	(9,444.4)
Noncontrolling interest	28.1	28.1
Total equity	10,032.0	10,032.0
Total long-term debt and equity	$16,954.5	$21,905.3

DESCRIPTION OF THE NOTES
The following description of the particular terms of the notes supplements the description of the general terms and provisions of the “debt securities” set forth in the accompanying prospectus, to which reference is made. The following summary of certain provisions of the indenture and the notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture and the notes, including the definitions therein of certain terms. Whenever particular provisions of or terms defined in the indenture are referred to, such provisions and defined terms are incorporated by reference as part of the statement made. A copy of the base indenture is incorporated by reference as an exhibit to the Registration Statement of which the prospectus is a part. Certain defined terms used in this “Description of the Notes” section have the meanings set forth under “— Certain Definitions” below. References to “we,” “us,” “our” and “the Company” in this section are only to Ecolab Inc. and not to its subsidiaries.
General
The notes will be issued in four series, as described below, under the indenture dated as of January 12, 2015, between us and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “base indenture”). Certain terms of the notes will be contained in a fifteenth supplemental indenture (the “supplemental indenture” and, together with the base indenture, the “indenture”), between us and Computershare Trust Company, N.A., as trustee.
The notes will be our senior unsecured obligations and will rank equally in right of payment to our other senior debt from time to time outstanding. The notes will be structurally subordinated to all liabilities of our subsidiaries, including trade payables. Since we conduct many of our operations through our subsidiaries, our right to participate in any distribution of the assets of a subsidiary when it winds up its business is subject to the prior claims of the creditors of the subsidiary. This means that your right as a holder of the notes will also be subject to the prior claims of these creditors if a subsidiary liquidates or reorganizes or otherwise winds up its business. Unless we are considered a creditor of the subsidiary, your claims will be recognized behind these creditors. The notes will be effectively junior to any existing or future secured indebtedness of ours to the extent of the value of the assets securing such indebtedness. As of March 31, 2026, as adjusted to give effect to the issuance of the notes, we had approximately $13.4 billion of indebtedness outstanding on a consolidated basis, of which $148.6 million of subsidiary indebtedness was structurally senior to the notes.
The indenture does not limit the amount of notes, debentures or other evidences of indebtedness that we may issue under the indenture and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the notes of a series offered hereby, issue additional debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) and ranking equally and ratably with the notes of such series. Any additional debt securities having such similar terms, together with the notes of such series, will constitute a single series under the indenture, provided that any such additional debt securities are fungible with the notes of the applicable series for U.S. federal income tax purposes. No such additional debt securities may be issued if an “event of default” (as such term is defined herein) has occurred and is continuing with respect to the notes of the applicable series.
As used in this prospectus supplement, a business day means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York City or place of payment.
The notes of each series will be issued only in fully registered form without coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
No service charge will be made for any transfer or exchange of the notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
The notes of each series will be represented by one or more global securities registered in the name of a nominee of DTC. Except as described under “— Book-Entry Delivery and Settlement,” the notes will not be issuable in certificated form.

Interest
The 2029 notes will initially be limited to $1,200,000,000 in aggregate principal amount and will mature on June 15, 2029. The 2029 notes will bear interest at the rate of 4.600% per annum from the date of original issuance, or from the most recent interest payment date to which interest has been paid or provided for.
The 2031 notes will initially be limited to $900,000,000 in aggregate principal amount and will mature on June 15, 2031. The 2031 notes will bear interest at the rate of 4.800% per annum from the date of original issuance, or from the most recent interest payment date to which interest has been paid or provided for.
The 2033 notes will initially be limited to $1,500,000,000 in aggregate principal amount and will mature on June 15, 2033. The 2033 notes will bear interest at the rate of 5.150% per annum from the date of original issuance, or from the most recent interest payment date to which interest has been paid or provided for.
The 2036 notes will initially be limited to $1,400,000,000 in aggregate principal amount and will mature on June 15, 2036. The 2036 notes will bear interest at the rate of 5.350% per annum from the date of original issuance, or from the most recent interest payment date to which interest has been paid or provided for.
Interest on the notes will accrue from May 29, 2026. We will make interest payments on the notes semi-annually in arrears on June 15 and December 15 of each year, beginning December 15, 2026, to the holders of record at the close of business on the immediately preceding June 1 and December 1, respectively (whether or not a business day).
If any interest payment date, redemption date or the maturity date with respect to the notes falls on a day that is not a business day, the payment will be made on the next business day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date, redemption date or the maturity date, as the case may be, to the date the payment is made. Interest payments for the notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the interest payment date or the date of maturity, as the case may be.
Payments of interest and principal on the notes will be made to the persons in whose name such notes are registered on the date that is 15 days prior to the relevant interest payment date.
Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. As long as the notes are in the form of global notes, all payments of principal and interest on such notes will be made by the trustee to DTC (or another depositary) or its nominee in immediately available funds.
Optional Redemption
We may redeem the 2029 notes at any time prior to May 15, 2029 (one month prior to their maturity), the 2031 notes at any time prior to May 15, 2031 (one month prior to their maturity), the 2033 notes at any time prior to April 15, 2033 (two months prior to their maturity) and the 2036 notes at any time prior to March 15, 2036 (three months prior to their maturity) (each such date, a “Par Call Date”), at any time in whole or from time to time in part, in each case at our option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(i)
100% of the principal amount of the notes to be redeemed; and

(ii)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes to be redeemed matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 10 basis points, in respect of the 2029 notes, plus 10 basis points, in respect of the 2031 notes, plus 15 basis points, in respect of the 2033 notes, plus 15 basis points, in respect of the 2036 notes, less (b) interest accrued to the redemption date, plus, in either case, accrued and unpaid interest, if any, to but excluding the redemption date.

In addition, at any time and from time to time, on or after the applicable Par Call Date, we may redeem any series of the notes, in each case at our option at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date.
Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture.
“Treasury Rate” means, with respect to any redemption date with respect to the notes of a series, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities —  Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 (TCM)”). In determining the Treasury Rate, we will select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 will be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 (TCM) or any successor designation or publication is no longer published, we will calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we will select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we will select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security will be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the applicable redemption price will be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with DTC’s procedures) at least 10 days but not more than 60 days before the redemption date to each registered holder of notes to be redeemed.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the partial redemption of the notes will be done in accordance with the policies and procedures of the depositary. DTC’s current practice is to determine by lot the amount of each participant in the notes to be redeemed.
Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.
Special Mandatory Redemption
If (i) the completion of the CoolIT Systems Acquisition does not occur on or prior to the later of (x) September 16, 2026 or (y) such later date to which the end date under the Merger Agreement as in effect on the closing date of this offering may be extended in accordance with the terms thereof (such later date, the “Special Mandatory Redemption End Date”), (ii) prior to the Special Mandatory Redemption End Date, the Merger Agreement is terminated or (iii) we otherwise notify the trustee that we will not pursue the completion of the CoolIT Systems Acquisition (the earlier of the date of delivery of such notice described in clause (iii), the Special Mandatory Redemption End Date and the date the Merger Agreement is terminated, the “Special Mandatory Redemption Trigger Date”), we will be required to redeem the 2029 notes, the 2031 notes and the 2033 notes (collectively, the “SMR notes”) then outstanding (such redemption, the “Special Mandatory Redemption”), at a special mandatory redemption price equal to 101% of the principal amount of the SMR notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”).
In the event that we become obligated to redeem the SMR notes pursuant to the Special Mandatory Redemption, we will promptly, and in any event not more than five business days after the occurrence of the Special Mandatory Redemption Trigger Date, deliver notice to the trustee of the Special Mandatory Redemption and the date upon which the SMR notes will be redeemed (the “Special Mandatory Redemption Date,” which date will be no earlier than the third business day and no later than 30 days following the date of such notice) together with a notice of Special Mandatory Redemption for the trustee to deliver to each registered holder of SMR notes to be redeemed. The trustee will then promptly mail, or deliver electronically if such SMR notes are held by any depositary (including, without limitation, DTC) in accordance with such depositary’s customary procedures, such notice of Special Mandatory Redemption to each registered holder of SMR notes to be redeemed at its registered address. Unless we default in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the SMR notes to be redeemed.
Upon completion of the CoolIT Systems Acquisition, the foregoing provisions regarding Special Mandatory Redemption will cease to apply.
Notwithstanding the foregoing, installments of interest on any series of SMR notes that are due and payable on interest payment dates falling on or prior to the Special Mandatory Redemption Date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with the SMR notes and the indenture.
The 2036 notes will not be subject to the Special Mandatory Redemption, and such notes will remain outstanding even if the CoolIT Systems Acquisition is not consummated.
Sinking Fund
The notes will not be entitled to any sinking fund.
Offer to Repurchase upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs with respect to the notes of a series, unless we have exercised our right to redeem the notes of the applicable series in whole as described above, we will make an offer to each holder of notes of such series to repurchase all or any part (in integral multiples of $1,000) of such holder’s notes of such series at a repurchase price in cash equal to 101% of the aggregate principal amount of notes of such series repurchased plus any accrued and unpaid interest on the notes repurchased to, but excluding, the date of repurchase.
Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the transaction or transactions that constitute or may constitute a Change of Control, we will mail a notice to each holder of notes of the applicable series, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the notes of such series on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice will, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.
We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes of a series as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes of any series, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of such notes by virtue of such conflict.
On the Change of Control Repurchase Event payment date with respect to a series of notes, we will, to the extent lawful:
•
accept for payment all notes or portions of notes (in integral multiples of $1,000) of such series properly tendered pursuant to our offer;

•
deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes of such series properly tendered; and

•
deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of notes being repurchased by us.

The paying agent will promptly deliver to each holder of notes properly tendered the purchase price for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note of the applicable series equal in principal amount to any unpurchased portion of any notes surrendered of such series; provided that each new note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.
We will not be required to make an offer to repurchase the notes of a series upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes of that series properly tendered and not withdrawn under its offer.
The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our assets and those of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes of a series to require us to repurchase such notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person or group may be uncertain.
Certain Covenants of the Company
Restrictions on Liens.   The Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed (herein referred to as “Debt”) if such Debt is secured by any mortgage, security interest, pledge, lien or other encumbrance (herein referred to as a “mortgage”) upon any Operating Property of the Company or any Restricted Subsidiary or any shares of stock or Debt of any Restricted Subsidiary, whether owned at the date of the issuance of the notes or thereafter acquired, without effectively securing the notes equally and ratably with such Debt for at least the period such other Debt is so secured unless, after giving effect thereto, the aggregate amount of all Debt so secured (not including Debt permitted in clauses (1) through (7) in the following sentence), together with all Attributable Debt in respect of Sale and Leaseback Transactions involving Operating Properties pursuant to clause (2) under “— Restrictions on Sale and Leaseback Transactions” in existence at such time would not exceed 15% of Consolidated Net Tangible Assets.
The foregoing restriction does not apply to, and therefore will be excluded in computing secured Debt for the purpose of such restriction, Debt secured by:
(1)
mortgages on Operating Property, shares of stock or Debt of any entity existing at the time such entity becomes a Restricted Subsidiary; provided that such mortgages are not incurred in anticipation of such entity’s becoming a Restricted Subsidiary;

(2)
mortgages on Operating Property, shares of stock or Debt existing at the time of acquisition thereof by the Company or a Restricted Subsidiary or mortgages thereon to secure the payment of all or any part of the purchase price thereof, or mortgages on Operating Property, shares of stock or Debt to secure any Debt incurred prior to, at the time of, or within 180 days after, the latest of the acquisition thereof or, in the case of Operating Property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such Operating Property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements;

(3)
mortgages to secure Debt owing to the Company or to a Restricted Subsidiary;

(4)
mortgages on Operating Property, shares of stock or Debt existing at the date of the initial issuance of the notes;

(5)
mortgages on Operating Property, shares of stock or Debt of a person existing at the time such person is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary; provided that such mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition;

(6)
mortgages on Operating Property, shares of stock or Debt in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the Operating Property subject to such mortgages; or

(7)
extensions, renewals or replacements, in whole or in part, of any mortgage referred to in the foregoing clauses (1) through (6); provided, however, that the principal amount of Debt secured thereby will not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, plus accrued interest and any fees and expenses, including, without limitation, premium or defeasance costs, payable in connection with any such extension, renewal or replacement.

Restrictions on Sale and Leaseback Transactions.   Sale and Leaseback Transactions by the Company or any Restricted Subsidiary with a third party of any Operating Property are prohibited (except for temporary leases for a term, including renewals, of not more than 60 months and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries) unless the net proceeds of such Sale and Leaseback Transactions are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company) of the Operating Property to be leased and:
(1)
the Company or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled, as described in clauses (1) through (7) of the second paragraph under the caption

“— Restrictions on Liens” herein, without equally and ratably securing the notes, to issue, assume or guarantee Debt secured by a mortgage on such Operating Property;
(2)
the Attributable Debt of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transactions (other than such Sale and Leaseback Transactions as are referred to in clause (1) or (3) of this paragraph), plus the aggregate principal amount of Debt secured by mortgages on Operating Properties then outstanding (excluding any such Debt secured by mortgages described in clauses (1) through (7) of the second paragraph under the caption “— Restrictions on Liens” herein) which do not equally and ratably secure the notes, would not exceed 15% of Consolidated Net Tangible Assets; or

(3)
the Company, within 180 days after the sale or transfer, applies or causes a Restricted Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or fair market value of the Operating Property (as determined in good faith by the Board of Directors of the Company) so sold and leased back at the time of entering into such Sale and Leaseback Transaction to

(a)
retire (other than any mandatory retirement, mandatory repayment or sinking fund payment or by payment at maturity) notes or other Debt of the Company or a Restricted Subsidiary (other than Debt subordinated to the notes) having a Stated Maturity (as defined in the indenture) more than 12 months from the date of such application or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application or

(b)
purchase, construct or develop one or more Operating Properties (other than that involved in such Sale and Leaseback Transaction);

provided that the amount to be so applied pursuant to clause (3) will be reduced by the principal amount of notes delivered within 180 days after such sale or transfer to the trustee for retirement and cancellation.
Restricted and Unrestricted Subsidiaries
The restrictive provisions described above under “— Certain Covenants of the Company” are applicable to the Company and its Restricted Subsidiaries and do not apply to Unrestricted Subsidiaries. The assets and liabilities of Unrestricted Subsidiaries are not consolidated with those of the Company and its Restricted Subsidiaries in calculating Consolidated Net Tangible Assets under the indenture.
“Unrestricted Subsidiaries” are defined as (1) any Subsidiary substantially all of whose physical properties are located, or substantially all of whose business is carried on, outside the United States and Canada, (2) any finance Subsidiary and (3) any Subsidiary of an Unrestricted Subsidiary. In addition, the Board of Directors may designate any other Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any capital stock of, or owns or holds any mortgage on any Operating Property of, the Company or any Restricted Subsidiary of the Company; provided that the Subsidiary to be so designated has total assets at the time of such designation of $5 million or less. “Restricted Subsidiaries” are all Subsidiaries other than Unrestricted Subsidiaries.
The term “Subsidiary” means, among other things, any corporation or other entity of which the Company directly or indirectly owns or controls more than 50% of the total voting power of the shares of capital stock (or equivalent) entitled to vote in the election of directors (or equivalent).
Neither the Company nor any Restricted Subsidiary may transfer an Operating Property or shares of stock or Debt of a Restricted Subsidiary to an Unrestricted Subsidiary.
An Unrestricted Subsidiary may not be designated a Restricted Subsidiary unless, after giving effect thereto, the aggregate amount of all Debt of the Company and its Restricted Subsidiaries secured by mortgages which would otherwise be subject to the restrictions described under “— Certain Covenants of the Company — Restrictions on Liens” and the Attributable Debt in respect of all Sale and Leaseback

Transactions pursuant to clause (2) under “— Certain Covenants of the Company — Restrictions on Sale and Leaseback Transactions” in existence at such time does not at the time exceed 15% of Consolidated Net Tangible Assets.
Certain Definitions
“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in the Sale and Leaseback Transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for net rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges or any amounts required to be paid by such lessee thereunder contingent upon monetary inflation or the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
“Below Investment Grade Rating Event” means the rating on the notes of the applicable series is lowered by each of the Rating Agencies and the notes of such series are rated below Investment Grade by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the notes of such series is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or our intention to effect a Change of Control; provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).
“Change of Control” means the occurrence of any of the following:
(1)
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and those of our subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries;

(2)
the first day on which a majority of the members of our Board of Directors are not Continuing Directors; or

(3)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one or more of our wholly-owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our Voting Stock.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly-owned subsidiary of a holding company; and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.
“Change of Control Repurchase Event” means, with respect to a series of notes, the occurrence of both a Change of Control and a Below Investment Grade Rating Event with respect to such series.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries after deducting therefrom (a) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangibles and (b) all current liabilities (excluding any current liabilities for money borrowed having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower), all as reflected in the Company’s latest audited consolidated balance sheet contained in the Company’s most recent annual report to its stockholders prior to the time as of which “Consolidated Net Tangible Assets” will be determined.
“Continuing Director” means, as of any date of determination, any member of our Board of Directors who (1) was a member of our Board of Directors on the date of the issuance of the notes; or (2) was nominated for election, elected or appointed to our Board of Directors with the approval of a majority of the Continuing Directors who were members of our Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director).
Under a Delaware Chancery Court interpretation of a change of control repurchase requirement with a continuing director provision, a board of directors may approve a slate of shareholder nominated directors without endorsing them or while simultaneously recommending and endorsing its own slate instead. The foregoing interpretation would permit our Board of Directors to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a “Change of Control Repurchase Event” that would trigger your right to require us to repurchase the notes of a series as described above.
“CoolIT Systems Acquisition” means the acquisition of Frigeo Holdings LLC in accordance with the terms of the Merger Agreement.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.
“Merger Agreement” means the Agreement and Plan of Merger, dated as of March 20, 2026, by and among the Company, Ecolab U.S. 15 LLC, a wholly owned subsidiary of the Company, Frigeo Holdings LLC and KKR Aggregator L.P. (solely in its capacity as equityholder representative).
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Operating Property” means any manufacturing or processing plant, warehouse or distribution center, together with the land upon which it is situated, located within the United States or in Canada and owned and operated now or hereafter by the Company or any Restricted Subsidiary and having a net book value on the date as of which the determination is being made of more than 1.0% of Consolidated Net Tangible Assets other than property which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole.
“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the notes of the applicable series or fails to make a rating of the notes of such series publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by us as a replacement agency for Moody’s or S&P, or both, as the case may be.
“S&P” means S&P Global Ratings, a division of S&P Global, Inc. and its successors.
“United States” and “U.S.” mean the United States of America (including the States and the District of Columbia), its territories and its possessions and other areas subject to its jurisdiction.
“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Form, Exchange and Transfer
As the notes of each series will be represented by one or more global securities, the notes will not be transferable or exchangeable except in the limited circumstances set forth in the indenture.
Further, if the Company redeems, in whole or in part, any series of notes, the Company will not be required to (i) register, transfer or exchange any note of such series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of any notes of such series selected for redemption and ending at the close of business on the day of such transmission or (ii) register, transfer or exchange any note so selected for redemption in whole or in part, except the unredeemed portion of any note being redeemed in part.
Payment and Paying Agents
Payment of interest on a note on any interest payment date will be made to the person in whose name such note (or one or more predecessor securities) is registered at the close of business on the record date for such interest.
The trustee will initially act as paying agent for the notes. We may change the paying agent without prior notice to the holders of the notes, and we or any of our subsidiaries may act as paying agent. For so long as the notes are represented by one or more global securities, all payments of principal, premium, if any, and interest will be made through the paying agent by wire transfer to DTC or its nominee, as the case may be, as the registered owner of the global securities. In the event that definitive notes are issued, all payments of principal, premium, if any, and interest will be made through the paying agent by wire transfer to the accounts of the registered holders of such definitive notes; provided that we may elect to make such payments at the office of the paying agent in Minneapolis, Minnesota or by check mailed to the registered holders.
Merger, Consolidation and Sale of Assets
The Company will not consolidate with or merge into another corporation or other entity or sell, convey, transfer or lease all or substantially all its assets to another corporation or other entity, unless:
(1)
the corporation or other entity formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or lease is made (A) is incorporated or otherwise organized under the laws of the United States, any state thereof or the District of Columbia and (B) expressly assumes, by supplemental indenture, executed and delivered by such corporation or other entity, all the obligations of the Company under the indenture and the notes; and

(2)
immediately after giving effect to such consolidation, merger, sale, conveyance, transfer or lease, no default shall have occurred and be continuing.

Clause (2) of the immediately preceding sentence will not apply to (X) any sale, conveyance, transfer or lease between the Company and one or more of its subsidiaries, (Y) any merger of the Company into one of its subsidiaries or (Z) any merger of the Company into one of its affiliates for the purpose of reincorporating or reorganizing.
The surviving or successor entity formed by any such consolidation or into which the Company is so merged or to which such sale, conveyance, transfer or lease is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture with the same effect as if such successor entity had been named as the Company in the indenture, and thereafter, except in the case of a lease, the Company will be relieved of and discharged from all obligations and covenants under the indenture and the notes.
Events of Default
The indenture defines an event of default with respect to a series of notes as being any one of the following events:
(1)
default for 30 days in any payment of interest on any note of such series when due;

(2)
default in any payment of principal of any note of such series when due whether at maturity, upon redemption, by declaration or otherwise;

(3)
default for 60 days after appropriate notice in performance of any other covenant or agreement in the indenture applicable to the notes of such series; or

(4)
certain events of bankruptcy, insolvency or reorganization.

If an event of default (other than an event of default described in clause (4) above) occurs with respect to a series of notes and is continuing, the trustee or the holders of 25% or more in principal amount of the outstanding notes of such series may declare the principal of and accrued but unpaid interest on the notes of such series to be immediately due and payable. If an event of default described in clause (4) above occurs and is continuing with respect to a series of notes, then the principal amount of and all accrued but unpaid interest on all of the notes of such series will automatically, and without any declaration or any other action on the part of the trustee or any holder, become due and payable immediately.
Any event of default with respect to a particular series of notes may be waived by the holders of a majority in principal amount of the outstanding notes of such series, except a failure to pay principal of or interest on such series of notes.
The indenture requires the Company to file annually with the trustee an officer’s certificate as to the Company’s compliance with all conditions and covenants under the indenture. The indenture provides that the trustee will, within 90 days after the occurrence of a default or event of default in respect of the notes of any series known by it, transmit by mail to all holders of the notes of such series notice of such default or event of default, unless such default has been cured or waived. The trustee will be protected in withholding notice to the holders of notes of such series of any default (except in payment of principal, premium or interest) if a responsible officer of the trustee in good faith determines that withholding of such notice is in the interests of the holders of such series of notes.
If an event of default occurs and is continuing, the indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of the holders of any series of notes unless such holders have offered to the trustee security or indemnity satisfactory to it. Subject to such provisions for indemnification and certain other rights of the trustee, the indenture provides that the holders of a majority in principal amount of the outstanding notes of each series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series. However, the indenture provides that the trustee need not take any action that would be unduly prejudicial to the holders not joining such direction.
No holder of a note of any series will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder unless (1) such holder has previously given to the trustee written notice of one or more events of default, (2) the holders of not less than 25% in principal amount of the outstanding notes of such series have made a written request to the trustee to take action in respect of the matter, (3) such holders have offered to the trustee security and indemnity satisfactory to it, (4) the trustee, for 60 days after receipt of such notification, request and offer of indemnity has failed to institute any such proceeding and (5) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding notes of such series. However, the holder of a note of any series will have an absolute right to receive payment of the principal of and interest on such note on or after the due dates expressed in such note and to institute suit for the enforcement of any such payment.
Modification and Waiver
The indenture provides that, with the consent of the holders of a majority in aggregate principal amount of the outstanding notes of each series affected by such supplemental indenture voting separately, the Company and the trustee may enter into an indenture or supplemental indentures for the purpose of modifying or changing the indenture or the rights of the holders of the notes of such series to be affected; provided, however, that no such supplemental indenture may, without the consent of the holder of each outstanding note of each such series affected thereby, (1) extend the stated maturity of the principal of, or any installment of interest on, any note, (2) reduce the principal amount of or the interest on or any premium payable upon redemption of any note, (3) change the place of payment where, or the currency in which the principal of and premium, if any, or interest on such note is denominated or payable, (4) alter the provisions with respect to the redemption or repurchase of such note, (5) reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of maturity, (6) impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), (7) reduce the percentage in principal amount of the outstanding notes of any series that is required for a supplemental indenture or waiver or (8) waive an event of default in the payment of principal of, or interest or premium, if any, on any note.
The holders of at least a majority of the principal amount of the outstanding notes of any series may on behalf of the holders of all notes of such series, insofar as that series is concerned, waive compliance by the Company with certain restrictive provisions of the indenture.
The indenture also permits the Company and the trustee to amend the indenture in certain circumstances, without the consent of the holders of notes of each series, to evidence the merger of the Company or the replacement of the trustee and for certain other purposes.
Legal Defeasance and Covenant Defeasance
The indenture provides that, at the Company’s option, either (1) the Company will be deemed to have been discharged from its obligations with respect to notes of any series on the first day after the applicable conditions set forth below have been satisfied or (2) the Company will be deemed to have effected covenant defeasance with respect to notes of any series at any time after the applicable conditions set forth below have been satisfied:
(a)
the Company has deposited or caused to be deposited irrevocably with the trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the notes of such series (i) money in an amount, or (ii) U.S. government obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient to pay and discharge each installment of principal of and premium, if any, and interest on, the outstanding notes of such series on the dates such installments of interest or principal and premium are due, accompanied, except in the event of clause (i) of this subparagraph (a), by a report as to the sufficiency of the amount deposited from an independent certified accountant or other financial professional of national standing;

(b)
no default with respect to the notes of such series has occurred and is continuing on the date of such deposit (other than a default resulting from the borrowing of funds and the grant of any related lien to be applied to such deposit); and

(c)
the Company has delivered to the trustee an opinion of counsel to the effect that holders of the notes of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the Company’s exercise of its option and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such action had not been exercised and, in the case of the notes of such series being discharged, accompanied by a ruling to that effect received from or published by the United States Internal Revenue Service (the “IRS”).

Satisfaction and Discharge
The indenture will be discharged, and will cease to be of further effect, as to a series of notes when:
(a)
either:

(i)
all of the notes of such series that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and the notes of such series for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, have been delivered to the trustee for cancellation; or
(ii)
all of the notes of such series that have not been delivered to the trustee for cancellation (A) have become due and payable, (B) will become due and payable at their stated maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption and, in the case of the provisions described in (A), (B) or (C), as applicable, of this clause (ii), the Company has irrevocably deposited or caused to be irrevocably deposited with the trustee or paying agent as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on the notes of such series for principal and premium, if any, and interest to the date of such deposit (in the case of notes of such series that have become due and payable) or the stated maturity or redemption date, as the case may be; and

(b)
the Company has paid or caused to be paid all other sums payable by it under the indenture with respect to the notes of such series.

In addition, the Company must deliver an officer’s certificate and an opinion of counsel to the trustee stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture with respect to such series of notes have been complied with.
The Trustee
Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), is the trustee for the notes and for other outstanding debt securities of the Company. In the ordinary course of business, the trustee and affiliates of the trustee have engaged and may in the future engage in commercial banking transactions with the Company and its affiliates.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder of the Company, and no director, officer, employee, incorporator, member or stockholder of or any subsidiary of the Company, as such, will have any liability for any obligations of the Company under the notes, or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the notes, by accepting a note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes of the applicable series. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Notices
Any notice required to be given to a holder of a note may be mailed to the holder at such holder’s address appearing in the applicable security register; provided that in the event of suspension of regular mail service or by reason of any other cause it is impracticable to give notice by mail, then such notification as is given with the approval of the trustee will constitute sufficient notice for every purpose under the indenture. Notice of any event (including any notice of redemption or repurchase) to a holder of a note of any series represented by a global security (whether by mail or otherwise) will be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.
Book-Entry Delivery and Settlement
Global Notes
We will issue the notes of each series in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC and facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its participants are on file with the SEC.
We have provided the description of the operations and procedures of DTC in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. None of the Company, the underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.
We expect that under procedures established by DTC:
•
upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of Direct Participants designated by the underwriters with portions of the principal amounts of the global notes; and

•
ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of Direct Participants, and the records of Direct and Indirect Participants, with respect to interests of persons other than Direct Participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.
So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the applicable indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the applicable indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a Direct or Indirect Participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the applicable indenture or a global note.
Neither the Company nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes, or any acts or omissions of DTC.

Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit Direct Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in the names of nominees for such owners. The participants will be responsible for those payments.
The information in this section concerning DTC and its book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.
Certificated Notes
We will issue certificated notes of the applicable series to each person that DTC identifies as the beneficial owner of the notes of a particular series represented by a global note upon surrender by DTC of the global note if:
•
DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•
an event of default with respect to the notes of such series has occurred and is continuing, and DTC requests the issuance of certificated notes of such series; or

•
we determine not to have the notes of such series represented by a global note.

Neither the Company nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect DTC participant in identifying the beneficial owners of the notes of a particular series. The Company and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes of a particular series to be issued.
Governing Law
The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of certain U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes to certain beneficial owners of the notes that acquire the notes for cash at their original “issue price” pursuant to this offering, which will equal the first price at which a substantial amount of the notes are sold for cash to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, published positions of the IRS and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect), which may result in U.S. federal income tax consequences different from those set forth below. No assurance can be given that legislative, administrative, or judicial changes will not occur that would modify the tax rules expressed in the discussion below. We have not sought, and will not seek, any rulings from the IRS regarding the matters discussed below, and there can be no assurance that the IRS will not take a contrary position concerning the ownership or disposition of the notes or that any such position would not be sustained.
This discussion does not address all of the tax consequences that may be relevant to particular holders in light of their individual circumstances (such as the effects of section 451(b) of the Code conforming the timing of certain income accruals to certain financial statements) or the U.S. federal income tax consequences applicable to holders that may be subject to special treatment under U.S. federal income tax laws (including, but not limited to, real estate investment trusts, regulated investment companies, brokers or dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, U.S. holders (as defined herein) whose functional currency is not the U.S. dollar, certain former citizens or residents of the United States, insurance companies, expatriates, tax-exempt organizations, “controlled foreign corporations” or “passive foreign investment companies” (each within the meaning of the Code), persons subject to alternative minimum tax, or persons that are, or hold their notes through, partnerships or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes or persons who hold the notes as part of a straddle, hedge, conversion, synthetic security, constructive sale or other risk reduction transaction for U.S. federal income tax purposes), all of whom may be subject to tax rules that differ from those summarized below. Moreover, this discussion does not address any tax consequences other than U.S. federal income tax consequences, such as any non-U.S., U.S. federal non-income, state or local tax consequences. This summary deals only with holders who hold the notes as capital assets within the meaning of the Code (generally, property held for investment) and does not apply to banks and other financial institutions. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.
For purposes of this discussion, a “U.S. holder” means a beneficial owner of a note (as determined for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

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a corporation created or organized under the laws of the United States or any state thereof or the District of Columbia or other entity classified as a domestic corporation for U.S. federal income tax purposes;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (as defined under the Code) have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”

For purposes of this discussion, a “non-U.S. holder” means any beneficial owner of a note (as determined for U.S. federal income tax purposes) that is neither a “U.S. holder” nor a partnership or other pass-through entity.
If any entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
Persons considering the purchase of notes should consult their tax advisors with respect to the U.S. federal income tax considerations relating to the ownership and disposition of the notes in light of their particular circumstances, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Furthermore, this discussion does not describe the effect of U.S. federal estate, gift and alternative minimum tax laws or the effect of the Medicare tax on net investment income.
Certain Contingencies
In certain circumstances, we may be obligated to pay amounts in excess of the stated interest or principal on the notes or may pay amounts at times other than on the scheduled interest payment dates or the maturity date (see “Description of the Notes — Offer to Repurchase upon a Change of Control Repurchase Event” and “Description of the Notes — Special Mandatory Redemption”). The obligation to make these payments may implicate the provisions of the Treasury regulations relating to “contingent payment debt instruments,” which, if applicable, could cause the timing, amount and character of an investor’s income, gain or loss with respect to the notes to be different from the consequences discussed herein. Under the applicable Treasury regulations, however, for purposes of determining whether a debt instrument is a contingent payment debt instrument, “remote” or “incidental” contingencies (determined as of the date the notes are issued) are ignored. We believe the possibility of making additional payments on the notes is remote and/or incidental. Therefore, we intend to treat the possibility of the payment of such additional amounts as not resulting in the notes being treated as contingent payment debt instruments under the applicable Treasury regulations. Our treatment will be binding on all investors, except an investor that discloses its differing treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the note was acquired. Our treatment is not binding on the IRS, which may take a contrary position and treat the notes as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments. Investors are urged to consult their tax advisors regarding the potential application to the notes of the rules regarding contingent payment debt instruments and the consequences thereof.
U.S. Holders
Stated Interest
Stated interest on the notes generally will be taxable to a U.S. holder as ordinary interest income when it is received or accrued, in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes.
Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes
Upon a sale, exchange, redemption, retirement or other taxable disposition of the notes, a U.S. holder generally will recognize gain or loss equal to the difference, if any, between (1) the amount realized on the sale, exchange, redemption, retirement or other taxable disposition (other than any amounts attributable to accrued and unpaid interest, which amounts will be treated as ordinary income to the extent not previously included in income in the manner described above under “— Stated Interest”) and (2) the U.S. holder’s adjusted tax basis in the notes. The amount realized by a U.S. holder is the sum of cash plus the fair market value of all other property received on such sale, exchange, redemption, retirement or other taxable disposition. The adjusted tax basis of the notes generally will be such U.S. holder’s cost for the notes.
Gain or loss realized on the sale, exchange, redemption, retirement or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption, retirement or other taxable disposition the note has been held by the beneficial owner for more than one year. In general, long-term capital gains of a non-corporate U.S. holder are taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to certain limitations. A U.S. holder should consult its tax advisor regarding the deductibility of capital losses in its particular circumstances.

Backup Withholding and Information Reporting
In general, a U.S. holder that is not an “exempt recipient” (such as a corporation or tax-exempt organization that properly establishes its exemption) will be subject to U.S. federal backup withholding tax at the applicable rate (currently 24%) with respect to payments of interest on the notes and the proceeds of a sale, exchange, redemption, retirement or other taxable disposition of the notes, unless the U.S. holder provides its taxpayer identification number to the paying agent and certifies, under penalties of perjury, that it is not subject to backup withholding on an IRS Form W-9 and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder may be allowed as a credit against such U.S. holder’s U.S. federal income tax liability and may entitle such U.S. holder to a refund, provided the required information is furnished to the IRS in a timely manner. In addition, payments on the notes made to, and the proceeds of a sale or other taxable disposition by, a U.S. holder that is not an exempt recipient, and the amount of any tax withheld from such payments, generally will be subject to information reporting requirements.
Non-U.S. Holders
Stated Interest
Subject to the discussions under “— Backup Withholding and Information Reporting” and “— FATCA” below, interest paid to a non-U.S. holder with respect to the notes generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption” provided that (i) we or the person otherwise responsible for withholding U.S. federal income tax from payments on the notes receives a required certification from the non-U.S. holder, and (ii) the non-U.S. holder:
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does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and applicable Treasury regulations;

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is not a “controlled foreign corporation” (as defined in the Code) that is related to us, actually or constructively, through stock ownership;

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is not a bank receiving interest paid on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

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is not receiving such interest payments as income effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (or, if required by an applicable income tax treaty, is not receiving such interest payments as income attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States).

In order to satisfy the certification requirement, the non-U.S. holder must provide a properly completed IRS Form W-8BEN or Form W-8BEN-E (or substitute Form W-8BEN or Form W-8BEN-E or the appropriate successor form of either), as appropriate, under penalties of perjury that provides the non-U.S. holder’s name and address and certifies that the non-U.S. holder is not a U.S. person. Alternatively, in the case (i) where a security clearing organization, bank, or other financial institution holds the notes in the ordinary course of its trade or business on behalf of the non-U.S. holder, certification requires that we, or the person who otherwise would be required to withhold U.S. federal income tax, receive from the financial institution a certification under penalties of perjury that a properly completed Form W-8BEN or Form W-8BEN-E (or substitute Form W-8BEN or Form W-8BEN-E or the appropriate successor form for either), as appropriate, has been received by it from the non-U.S. holder, and a copy of such form is furnished to us or the person who otherwise would be required to withhold U.S. federal income tax, or where the non-U.S. holder holds the notes directly through a “qualified intermediary” (within the meaning of applicable Treasury regulations), certain conditions are satisfied.
A non-U.S. holder that does not qualify for exemption from withholding under the preceding paragraphs generally will be subject to withholding of U.S. federal income tax, currently at the rate of 30% (or a lower rate under an applicable income tax treaty), on payments of interest on the notes that are not effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.

If the payments of interest on a note are effectively connected with the conduct by a non-U.S. holder of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States), such payments will be subject to U.S. federal income tax on a net basis at the rates generally applicable to U.S. persons. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, such payments also may be subject to a 30% branch profits tax (or a lower rate under an applicable income tax treaty). If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding two sentences, such payments will not be subject to U.S. withholding tax so long as the non-U.S. holder timely provides us, or the person who otherwise would be required to withhold U.S. federal income tax, with the appropriate certification to avoid such U.S. withholding tax.
In order to claim an income tax treaty benefit or exemption from withholding with respect to income that is effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder, the non-U.S. holder must provide a properly executed Form W-8BEN, Form W-8BEN-E or Form W-8ECI (or a suitable substitute or successor form or such other form as the IRS may prescribe), as applicable. Under Treasury regulations, a non-U.S. holder may under certain circumstances be required to obtain a U.S. taxpayer identification number and make certain certifications to us.
Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of branch profits tax or other rules different from those described above.
Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes
Subject to the discussions under “— Backup Withholding and Information Reporting” and “— FATCA” below, a non-U.S. holder generally will not be subject to U.S. federal income taxation with respect to gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a note, unless:
(1)
the non-U.S. holder holds the note in connection with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder within the United States); or

(2)
the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which gain is realized and certain other conditions are met.

If the first exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax on a net basis in the same manner as if it was a United States person. If the non-U.S. holder is a foreign corporation, it may be subject to an additional U.S. branch profits tax equal to 30% (or a lower rate under an applicable income tax treaty) of such non-U.S. holder’s earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If the second exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, redemption, retirement or other disposition of the notes) exceed capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty.
To the extent that the amount realized on a sale, exchange, redemption, retirement or other taxable disposition of the notes is attributable to accrued but unpaid interest on the notes, it generally will be treated in the same manner as described in “— Stated Interest” above.
Backup Withholding and Information Reporting
In general, information reporting requirements will apply to certain payments of interest, and proceeds from the sale, exchange, redemption, retirement or other taxable disposition paid to a non-U.S. holder and the tax withheld from those payments. Copies of the information returns reporting those payments and the amounts withheld may also be made available to the tax authorities in the country where a non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

Under some circumstances, Treasury regulations may require backup withholding on payments on the notes. Such backup withholding generally will not apply to payments on the notes made by us or the paying agent to a non-U.S. holder if the certification described above under “— Stated Interest” is timely received from the non-U.S. holder. Backup withholding is not an additional tax. A non-U.S. holder may obtain a refund or credit against its U.S. federal income tax liability of any amounts withheld under the backup withholding rules, provided the required information is furnished to the IRS in a timely manner.
Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.
FATCA
Pursuant to the Foreign Account Tax Compliance Act which is codified as sections 1471 through 1474 of the Code and any Treasury regulations or official interpretations thereof and any agreements entered into pursuant to section 1471(b)(1) of the Code (“FATCA”), foreign financial institutions (which term includes most non-U.S. hedge funds, private equity funds, mutual funds and other investment vehicles) and certain other foreign entities generally must comply with information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on certain U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party). Under the applicable Treasury regulations, these withholding and reporting requirements generally apply to U.S.-source interest payments and payments of gross proceeds from a disposition of the notes. However, the IRS has issued proposed Treasury regulations that eliminate FATCA withholding on payments of gross proceeds (but not on payments of interest). Pursuant to the preamble to the proposed Treasury regulations, we and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until the final Treasury regulations are issued or the proposed Treasury regulations are withdrawn. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
We will not pay any additional amounts in respect of any amounts withheld, including amounts withheld pursuant to FATCA. Prospective investors are urged to consult with their tax advisors regarding the possible implications of FATCA on their investment in the notes.
The foregoing summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular beneficial owners in light of their particular circumstances and income tax situations. Holders should consult their tax advisors as to the particular tax consequences to them of acquiring, owning and disposing of the notes, including the effects of any U.S. federal, state, local, non-U.S., or other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

UNDERWRITING (CONFLICTS OF INTEREST)
Citigroup Global Markets Inc., Barclays Capital Inc., BofA Securities, Inc. and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to the underwriters named below, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of the series of notes set forth opposite its name below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
Underwriter	Principal Amount of 2029 Notes	Principal Amount of 2031 Notes	Principal Amount of 2033 Notes	Principal Amount of 2036 Notes
Citigroup Global Markets Inc.	$270,000,000	$202,500,000	$337,500,000	$315,000,000
Barclays Capital Inc.	$174,000,000	$130,500,000	$217,500,000	$203,000,000
BofA Securities, Inc.	$174,000,000	$130,500,000	$217,500,000	$203,000,000
Wells Fargo Securities, LLC	$174,000,000	$130,500,000	$217,500,000	$203,000,000
Goldman Sachs & Co. LLC	$72,000,000	$54,000,000	$90,000,000	$84,000,000
J.P. Morgan Securities LLC	$72,000,000	$54,000,000	$90,000,000	$84,000,000
SMBC Nikko Securities America, Inc.	$72,000,000	$54,000,000	$90,000,000	$84,000,000
U.S. Bancorp Investments, Inc.	$72,000,000	$54,000,000	$90,000,000	$84,000,000
Morgan Stanley & Co. LLC	$36,000,000	$27,000,000	$45,000,000	$42,000,000
Santander US Capital Markets LLC	$36,000,000	$27,000,000	$45,000,000	$42,000,000
Standard Chartered Bank	$36,000,000	$27,000,000	$45,000,000	$42,000,000
Bridgeway Securities Corp	$6,000,000	$4,500,000	$7,500,000	$7,000,000
Loop Capital Markets LLC	$6,000,000	$4,500,000	$7,500,000	$7,000,000
Total	$1,200,000,000	$900,000,000	$1,500,000,000	$1,400,000,000
We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering each series of notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the applicable series of notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may offer the notes to certain dealers at such price less a concession not in excess of 0.200% of the principal amount of the 2029 notes, a concession not in excess of 0.350% of the principal amount of the 2031 notes, a concession not in excess of 0.375% of the principal amount of the 2033 notes and a concession not in excess of 0.400% of the principal amount of the 2036 notes. In addition, the underwriters may allow, and those selected dealers may reallow a concession not in excess of 0.150% of the principal amount of the 2029 notes, a concession not in excess of 0.200% of the principal amount of the 2031 notes, a concession not in excess of 0.225% of the principal amount of the 2033 notes and a concession not in excess of 0.250% of the principal amount of the 2036 notes.
The expenses of the offering, not including the underwriting discounts, payable by us are estimated at approximately $13.5 million.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering, expressed as a percentage of the principal amount of the notes and in total:
	Underwriting Discount	Total
Per 2029 Note	0.350%	$4,200,000
Per 2031 Note	0.600%	$5,400,000
Per 2033 Note	0.625%	$9,375,000
Per 2036 Note	0.650%	$9,100,000
New Issues of Notes
Each series of notes is a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes of each series after completion of the offering. However, the underwriters are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If an active public trading market for any series of the notes does not develop, the market price and liquidity of such notes may be adversely affected. If any series of the notes are traded, the notes may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
Short Positions
In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Delayed Settlement
We expect that delivery of the notes will be made to investors on or about May 29, 2026, which will be seven business days following the date of this prospectus supplement (such settlement being referred to as “T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day before delivery of the notes by the underwriters will be required, by virtue of the fact that the notes initially settle in T+7, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement.
Purchasers of the notes who wish to trade the notes prior to their date of delivery by the underwriters should consult their advisors.

Conflicts of Interest
To the extent that net proceeds from this offering are applied to repay commercial paper or other indebtedness held by the underwriters or their respective affiliates, they will receive proceeds of this offering through such repayment. If 5% or more of the net proceeds of this offering (not including the underwriting discounts) is used to repay such outstanding commercial paper or other indebtedness held by the underwriters or their respective affiliates, this offering will be conducted in accordance with Rule 5121 of the FINRA Conduct Rules. In such event, the underwriters will not confirm sales of the notes to accounts over which they exercise discretionary authority without the prior written approval of the customer. Pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because the notes are “investment grade rated,” as defined by FINRA Rule 5121(f)(8).
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, the underwriters or their affiliates are agents and/or lenders on the Credit Agreement and our multicurrency revolving credit facility, for which they received customary compensation. The underwriters or their respective affiliates may receive a portion of the net proceeds of this offering to the extent that such proceeds are applied to retire commercial paper or other indebtedness held by the underwriters or their respective affiliates.
In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and may actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters or their respective affiliates routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect the future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Additionally, Major General Suzanne N. Vautrinot (Ret.) (USAF), a director of Ecolab, is also a director of Wells Fargo & Company, the parent of Wells Fargo Securities, LLC, one of the underwriters. Furthermore, Lionel L. Nowell III, a director of Ecolab, is also a director of Bank of America Corporation, the parent of BofA Securities, Inc., one of the underwriters.
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Sales of the notes in the United States by any underwriter that is not a broker-dealer registered with the SEC will be made only through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of FINRA.
Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018; or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.
In addition, each underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of notes in circumstances in which Section 21(1) of the FSMA does not apply to us and has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in the United Kingdom will be made pursuant to an exemption under the POATRs from the requirement to publish a prospectus for offers of the notes.
This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the POATRs. This prospectus supplement and the accompanying prospectus are for distribution only to persons who are qualified investors (as defined in the POATRs) and (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap 571, Laws of Hong Kong) and any rules made thereunder.
The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering of the notes. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) on the ground that the solicitation for subscription of the notes falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2(I) of the FIEA. Such solicitation shall be subject to the condition that any qualified institutional investor (as defined under the FIEA, “QII”) who acquires the notes shall enter into an agreement which provides that it shall not transfer such interests to anyone other than another QII. Accordingly, the notes have not been and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except for in a private placement described above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(2) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the notes are subscribed for or purchased under Section 275 of the SFA by a relevant person which is: a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA; (3) where no consideration is or will be given for the transfer; (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products).
Notice to Prospective Investors in Switzerland
The notes are not offered, sold or advertised, directly or indirectly, in, into or from Switzerland on the basis of a public offering and will not be listed on the SIX Swiss Exchange or any other offering or regulated trading facility in Switzerland. Accordingly, neither this prospectus supplement nor any accompanying prospectus or other marketing material constitute a prospectus as defined in article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus as defined in article 32 of the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the notes by the underwriters thereof may only be undertaken on a private basis to selected individual investors in compliance with Swiss law. This prospectus supplement and accompanying prospectus may not be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this prospectus supplement and accompanying prospectus or by subscribing to the notes, investors are deemed to have acknowledged and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal or tax advisers before investing in the notes.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principals that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Korea
The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the notes may not be resold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the notes.
Notice to Prospective Investors in the United Arab Emirates
The offering of the notes has not been approved or licensed by the UAE Central Bank, the UAE Securities and Commodities Authority (“SCA”), the Dubai Financial Services Authority (“DFSA”) or any other relevant licensing authorities in the UAE, and the notes may not be offered to the public in the UAE (including the DIFC). This prospectus supplement is being issued to a limited number of institutional and individual investors:
(a)
who meet the criteria of a “Qualified Investor” as defined in the SCA Board of Directors Decision No. 3 R.M. of 2017 (but excluding subparagraph 1(d) in the “Qualified Investor” definition relating to natural persons);

(b)
upon their request and confirmation that they understand that the notes have not been approved or licensed by or registered with the UAE Central Bank, the SCA, DFSA or any other relevant licensing authorities or governmental agencies in the UAE; and

(c)
upon their confirmation that they understand that the prospectus supplement must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose.

LEGAL MATTERS
The validity of the notes will be passed upon for us by McGuireWoods LLP. Certain legal matters relating to the notes will be passed upon for the underwriters by Willkie Farr & Gallagher LLP.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
With respect to the unaudited financial information of Ecolab Inc. for the three-month periods ended March 31, 2026 and 2025, incorporated by reference in this prospectus supplement, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 7, 2026 incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus
Debt Securities
We may offer and sell debt securities from time to time, in one or more offerings. We will provide the specific terms of any offering and debt securities in one or more supplements to this prospectus. Any prospectus supplement may also add to, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement or free writing prospectus carefully before you make your investment decision.
We may offer and sell debt securities on an immediate, continuous or delayed basis to or through underwriters, brokers or dealers, directly to purchasers, through agents or through a combination of any of these methods.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or free writing prospectus that describes the securities and the method and terms of the offering.
Investing in our debt securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in the prospectus supplement relating to any specific offering of debt securities and in other documents that we file with the Securities and Exchange Commission (the “SEC”) before deciding to invest in our debt securities. See “Risk Factors” on page 3 of this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 23, 2026.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell debt securities as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of, among other things, the debt securities that we may offer. Each time that debt securities are sold, a prospectus supplement or free writing prospectus containing specific information about the terms of that offering and the particular debt securities will be provided.
The prospectus supplement or free writing prospectus may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus together with additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and in any free writing prospectus issued by us. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate on any date other than the date of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement or free writing prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement or free writing prospectus nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or free writing prospectus or in our affairs since the date of this prospectus or any applicable prospectus supplement or free writing prospectus.
Unless otherwise stated or the context otherwise requires, references in this prospectus to “Ecolab,” “we,” “our,” “us,” “the Company” or similar references are to Ecolab Inc. and its consolidated subsidiaries.
ECOLAB INC.
Ecolab is a global leader in water, hygiene and infection prevention solutions and services that protect people and vital resources. We deliver comprehensive solutions, data-driven insights and personalized service to advance food safety, maintain clean and safe environments, optimize water and energy use and improve operational efficiencies and sustainability for customers in the food, healthcare, high-tech, life sciences, hospitality and industrial markets in more than 170 countries. Our cleaning and sanitizing programs and products and pest elimination services support customers in the foodservice, food and beverage processing, hospitality, healthcare, government and education, retail, textile care and commercial facilities management sectors. Our products and technologies are also used in water treatment, pollution control, energy conservation, refining, primary metals manufacturing, papermaking, mining and other industrial processes.
Our principal executive offices are located at 1 Ecolab Place, St. Paul, Minnesota 55102. Our telephone number at our principal executive offices is 1-800-232-6522. Our Internet website address is www.ecolab.com. The information contained on our website is not incorporated by reference in this prospectus. Our common stock is listed and traded on the New York Stock Exchange under the trading symbol “ECL.”

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RISK FACTORS
Investing in our debt securities involves risks. Before investing in our debt securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement, in our most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent to such Annual Report on Form 10-K, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in our other filings with the SEC. These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment.

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FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. In this prospectus and the documents incorporated by reference herein, we discuss expectations regarding our business, financial condition and results of operations. Without limiting the foregoing, words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast” (including the negative or variations thereof) or similar terminology generally identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the amount, funding and timing of cash expenditures relating to our restructuring and other initiatives, as well as savings from such initiatives; future cash flows, access to capital, targeted credit rating metrics and impact of credit rating downgrade; adequacy of cash reserves; uses for cash, including dividends, share repurchases, debt repayments, capital investments and strategic business acquisitions; global economic and political environment; long-term potential of our business; impact of changes in exchange rates and interest rates, including the assessment and management of associated risks; customer retention rate; bad debt experience, non-performance of counterparties and losses due to concentration of credit risk; disputes, claims and litigation; environmental contingencies; impact and cost of complying with laws and regulations; sustainability and impact targets; returns on pension plan assets; contributions to pension and postretirement healthcare plans; amortization expense; impact of new accounting pronouncements; income taxes, including tax attributes, valuation allowances, unrecognized tax benefits, permanent reinvestment assertions and goodwill deductibility; recognition of share-based compensation expenses; payments under operating leases; future benefit plan payments; and market position. These statements are based on the current expectations of management of the Company. These statements, which represent our expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such forward-looking statements. We caution that undue reliance should not be placed on such forward-looking statements, which speak only as of the date made.
Additional risks and uncertainties that could cause results to differ materially from those expressed in any forward-looking statements are discussed in Part I, Item 1A, entitled “Risk Factors,” in our Annual Report on Form 10-K for the period ended December 31, 2025, which is incorporated by reference herein, and in our other public filings, and include the impact of economic factors such as the worldwide economy, interest rates, foreign currency risk, reduced sales and earnings in our international operations resulting from the weakening of local currencies versus the U.S. dollar, demand uncertainty, supply chain challenges and inflation; the vitality of the markets we serve; exposure to global economic, political and legal risks related to our international operations, including international trade policies, geopolitical instability and the escalation of armed conflicts; our increasing reliance on artificial intelligence technologies in our products, services and operations; information technology infrastructure failures or breaches in data security; difficulty in procuring raw materials or fluctuations in raw material costs; our ability to successfully execute organizational change and management transitions; the occurrence of severe public health outbreaks not limited to COVID-19; our ability to acquire complementary businesses and to effectively integrate such businesses; our ability to execute key business initiatives; our ability to successfully compete with respect to value, innovation and customer support; pressure on operations from consolidation of customers or vendors; restraints on pricing flexibility due to contractual obligations and our ability to meet our contractual commitments; the costs and effects of complying with laws and regulations, including those relating to the environment, climate change standards, and to the manufacture, storage, distribution, sale and use of our products, as well as to the conduct of our business generally, including labor and employment and anti-corruption; potential safety incidents; potential chemical spill or release; potential to incur significant tax liabilities or indemnification liabilities relating to the separation and split-off of our ChampionX business; the occurrence of litigation or claims, including class action lawsuits; the loss or insolvency of a major customer or distributor; repeated or prolonged government and/or business shutdowns or similar events; acts of war or terrorism; natural or manmade disasters; water shortages; severe weather conditions; our commitments, goals, targets, objectives and initiatives related to sustainability, and our public statements and disclosures regarding them; changes in tax laws and unanticipated tax liabilities; potential loss of deferred tax assets; our indebtedness, and any failure to comply with covenants that apply to our indebtedness; potential

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losses arising from the impairment of goodwill or other assets; and other uncertainties or risks reported from time to time in our reports to the SEC.
You should carefully consider all of the information in or incorporated by reference into this prospectus and any accompanying prospectus supplement or free writing prospectus prior to investing in our debt securities. Additional risk factors may be included in a prospectus supplement or free writing prospectus relating to a particular series or offering of debt securities. Except as may be required under applicable law, we do not undertake, and expressly disclaim, any duty to update our forward-looking statements.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement or other offering material, we intend to use the net proceeds from the sale of our debt securities for general corporate purposes. General corporate purposes may include repayment of debt, repurchase of shares of our common stock, capital expenditures, acquisitions and any other purposes that may be stated in any prospectus supplement or other offering material. The net proceeds may be invested temporarily or applied to repay short-term or revolving debt until they are used for their stated purpose.

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DESCRIPTION OF DEBT SECURITIES
As used in this “Description of Debt Securities” section of this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. As used in this “Description of Debt Securities” section of this prospectus, references to “Ecolab,” “we,” “our,” “us,” “the Company” or similar references are to Ecolab Inc., as issuer of the debt securities. We may offer secured or unsecured debt securities, which may be senior or subordinated and which may be convertible or non-convertible. Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, debt securities will be issued in one or more series under an indenture dated as of January 12, 2015, between Ecolab Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, which has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The following description briefly summarizes certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement or free writing prospectus and the extent, if any, to which the general terms and provisions described below may apply to such debt securities will be described in the applicable prospectus supplement or free writing prospectus. The terms of the debt securities will include those set forth in the applicable indenture and the applicable supplemental indenture or company order, if any, and those made a part of the applicable indenture by the Trust Indenture Act of 1939, as amended. You should read the description below, the applicable prospectus supplement or free writing prospectus and the provisions of the applicable indenture and the applicable supplemental indenture or company order, if any, in their entirety before investing in any of the debt securities. The statements and descriptions in this prospectus or in any prospectus supplement or free writing prospectus regarding terms and provisions of the applicable indenture, any applicable supplemental indenture or company order and any debt securities are summaries thereof, do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable indenture and any such supplements, company orders and debt securities, including the definitions therein of certain terms.
Unless otherwise stated in the applicable prospectus supplement or free writing prospectus, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. The prospectus supplement or free writing prospectus relating to any particular series of debt securities will describe the specific terms of such debt securities. Unless otherwise stated in the applicable prospectus supplement or free writing prospectus, we may issue additional debt securities of such series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement or free writing prospectus. Unless otherwise stated in the applicable prospectus supplement or free writing prospectus, the debt securities will not be listed on any securities exchange.
We expect the debt securities to be issued in fully registered form without coupons. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement or other offering material, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Unless otherwise stated in the applicable prospectus supplement or free writing prospectus, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or free writing prospectus. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

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The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement or other offering material.
The debt securities and the indenture under which the debt securities are issued will be governed by and construed in accordance with the laws of the State of New York.
Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), is the trustee under the indenture, and is anticipated to be appointed as the paying agent, conversion agent, registrar and custodian with regard to the debt securities. We may also appoint a different trustee with respect to one or more series of debt securities.

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PLAN OF DISTRIBUTION
We may sell the debt securities being offered hereby in one or more of the following ways from time to time:
•
to or through underwriters, brokers or dealers;

•
directly to purchasers;

•
through agents; or

•
through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or free writing prospectus. If so, the third parties may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or free writing prospectus.
The specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation, for any securities offered hereunder will be identified in the applicable prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference herein.
Underwriters, brokers, dealers or agents that participate in the offer of securities, or their affiliates, may engage or may have engaged in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

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LEGAL MATTERS
The validity of the debt securities offered by this prospectus and any prospectus supplement will be passed upon for us by McGuireWoods LLP, Richmond, Virginia.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, including Ecolab, that file electronically with the SEC at http://www.sec.gov.
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Information that we file subsequent to the date of this prospectus with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus to the extent that the subsequently-filed information modifies or supersedes the existing information. We incorporate by reference into this prospectus the document listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the filing of this prospectus and prior to the termination of the offering:
•
our Annual Report on Form 10-K for the year ended December 31, 2025.

We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K into this filing or any future filings, unless specifically stated otherwise. You may obtain copies, without charge, of documents incorporated by reference in this prospectus by requesting them in writing or orally. To receive any such copy, call or write:
Ecolab Inc.
1 Ecolab Place
St. Paul, Minnesota 55102
Attn: Corporate Secretary
1-800-232-6522
Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.
General information about us, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.ecolab.com/investor as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings.

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$5,000,000,000
Ecolab Inc.
$1,200,000,000 4.600% Notes due 2029
$900,000,000 4.800% Notes due 2031
$1,500,000,000 5.150% Notes due 2033
$1,400,000,000 5.350% Notes due 2036

Prospectus Supplement
May 19, 2026

Joint Book-Running Managers
Citigroup
Barclays
BofA Securities
Wells Fargo Securities
Goldman Sachs & Co. LLC
J.P. Morgan
SMBC Nikko
US Bancorp
Co-Managers
Morgan Stanley
Santander
Standard Chartered Bank
Bridgeway Securities
Loop Capital Markets